EXHIBIT 5

      Opinion and Consent of Brobeck, Phleger & Harrison LLP



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                         August 15, 1996



Wells Fargo & Company
420 Montgomery Street
San Francisco, California 94163


      Re:    Form S-8 Registration Statement - 1996 Employee Stock
             Purchase Plan

Ladies and Gentlemen:

                      We refer to your Form S-8 Registration State-ment (the "Registration Statement") under the Securities Act of 1933, as amended, regarding the issuance of shares of Common Stock of Wells Fargo & Company; (the "Company") under the Wells Fargo & Company 1996 Employee Stock Purchase Plan . We advise you that, in our opinion, when such shares of Common Stock have been issued and sold pursuant to the applicable provisions of the Company's Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

                      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               /s/  Brobeck, Phleger & Harrison LLP


                               BROBECK, PHLEGER & HARRISON LLP